Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of the date contained in the signature page hereto (the “Closing Date”), by and between BIOTRICITY INC., a Nevada corporation (the “Company”), and the subscriber identified on the signature page hereto (the “Subscriber”).

RECITALS

WHEREAS, the Company seeks to sell a maximum of $10,000,000 in Convertible Promissory Notes in the form annexed hereto as Exhibit B (the “Note” and collectively referred to as the “Notes”) and, subject to Section 1.01 below, four-year warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as provided herein and in the form of warrant agreement annexed hereto as Exhibit C (the “Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(c) of Regulation D (“Regulation D”) as promulgated under the Securities Act (the “Offering”); and

WHEREAS, the Subscriber wishes to purchase a Note with the principal amount as set forth on the Signature Page to this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

Article I

PURCHASE OF CONVERTIBLE PROMISSORY NOTES

1.01 Subscription. The Subscriber hereby subscribes (the “Subscription”) to purchase a Note in the principal amount set forth on the signature page hereto (the “Subscription Amount”) and a Warrant for the number of shares of Common Stock described below. This Subscription shall become effective when it has been duly executed by the Subscriber and this Agreement has been accepted and agreed to by the Company. The Subscriber will receive a Warrant to purchase a number of shares of the Company’s common stock equal to his, her, or its Subscription Amount divided by the VWAP (as defined in the Note) for the five (5) Trading Days (as defined in the Note) preceding the final closing date of sales of the Notes (the “Final Closing”). The Warrants will be issued and delivered within ten (10) days after the Final Closing.

1.02 Payment for Subscription. The Subscriber agrees that the Subscription Amount to the Company for the amount of the Subscriber’s Subscription is to be made upon submission of this Agreement in the form included in these Subscription Documents (as hereinafter defined).

On or before the Closing Date, the Subscriber shall deliver to Wilmington Trust, National Association, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agent (as defined below) and the Escrow Agent (the “Escrow Agreement”) the full Subscription Amount, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Biotricity, Inc.” below. Such funds will be held for the Subscriber’s benefit in a non-interest-bearing escrow account established for the Offering (the “Escrow Account”).

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1.03 Terms and Conditions. The Company shall have the right to accept or reject the Subscription, in whole or in part, for any reason whatsoever, including, but not limited to, the belief of the Company that the Subscriber cannot bear the economic risk of an investment in the Company, is not capable of evaluating the merits and risks of an investment in the Company or is not an “Accredited Investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, or for no reason at all. A closing may occur once a Subscription is received by the Company and additional closings under the Offering may take place from time to time as subscriptions are received by the Company. If the Company rejects the Subscription in part, the Subscription Amount so rejected that was deposited into the Escrow Account by or on behalf of the Subscriber shall be returned to the Subscriber or its designee promptly, without interest or offset. This Agreement shall terminate automatically and be of no further force and effect, and any amounts deposited into the Escrow Account by or on behalf of the Subscriber shall be returned to the Subscriber or its designee promptly, without interest or offset, if (i) the Company rejects the Subscription as a whole, (ii) Subscriber and the Company agree in writing to terminate this Agreement prior to the closing, (iii) prior to the closing, in the Subscriber’s sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 2.01 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) business days of the Subscriber’s notice to the Company thereof.

Article II
REPRESENTATIONS AND WARRANTIES

2.01 Representations and Warranties by the Company. The Company represents and warrants to the Subscriber that:

(a) Authorization. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the: (i) authorization execution, delivery and performance of this Agreement by the Company; (ii) authorization, sale, issuance and delivery of the Notes and Warrants contemplated hereby and the performance of the Company’s obligations hereunder; and (iii) authorization, issuance and delivery of the securities issuable upon conversion of the Notes or exercise of the Warrants, has been taken. The securities issuable upon conversion of the Notes and exercise of the Warrants will be validly issued, fully paid and nonassessable. The issuance and sale of the securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this offering. The Company is not in default of any other obligations, including any promissory notes or debentures.

(b) Enforceability. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Agreement as duly authorized, executed and delivered by the Company constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(c) No Violations. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the securities issuable upon the conversion of the Note or exercise of the Warrants) will not (i) result in a violation of the Articles of Incorporation of the Company or other organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company by which any property or asset of the Company is bound or affected.

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(d) Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition or operations of the Company or which materially and adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company. There is no material action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

(e) Intellectual Property. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted without any known infringement of the rights of others. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(f) Title to Assets. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(g) The Company agrees to seek an affirmative vote of its stockholders at a meeting no later than April 30, 2023, to approve the transactions contemplated hereby, including, but not limited to the possible conversion of the Notes at a price below the “Minimum Price” as defined in Nasdaq Rule 5635(d)(1)(A)), even if such conversions in aggregate would represent 20% or more of the outstanding Common Stock of the Company.

(h) The Company agrees to deliver on or immediately prior to the first Closing of the Offering, a copy of a voting agreement (the “Voting Agreement”) executed by the Company’s officers, directors, employees and affiliates listed on Exhibit D hereto who own shares of the Company’s Common Stock, or other securities that give the holders thereof the right to vote at a meeting of the stockholders of the Company (collectively the “Insiders”), pursuant to which the Insiders shall agree to vote the securities they hold in the Company in favor of the matters referred to in Section 2.01(g) above.

(i) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(j) Blue Sky. The Company agrees to file a Form D with respect to the sale of the Notes under Regulation D of the rules and regulations promulgated under the Securities Act. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes for sale to the Subscriber pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

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(k) The execution, delivery and performance of this Agreement by the Company will not (i) violate any law, treaty, rule or regulation applicable to or binding upon the Company or any of its properties or assets, or (ii) result in a breach of any contractual obligation to which the Company is a party or by which it or any of its properties or assets is bound that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(l) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or investigation, proceeding or demand letter pending, or to the knowledge of the Company threatened, against the Company, which if adversely determined would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or investigation, proceeding or demand letter pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries that, if adversely determined, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries (taken as a whole). There are no outstanding orders, writs, judgments, decrees, injunctions or settlements that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries (taken as a whole).

2.02 Survival of Representations and Warranties. The representations and warranties of the Company shall survive the closing and shall be fully enforceable at law or in equity against the Company and the Company’s successors and assigns.

2.03 Disclaimer. It is specifically understood and agreed by the Subscriber that the Company has not made, nor by this Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated profits or losses of the Company, except as otherwise provided with this Agreement.

2.04 Representations and Warranties by the Subscriber. The Subscriber represents and warrants to the Company that:

(a) The Subscriber is acquiring the Notes and the Warrants for the Subscriber’s own account, as principal, for investment purposes only and not with any intention to resell, distributes or otherwise dispose of the Notes or Warrants, as the case may be, in whole or in part.

(b) The Subscriber has had an unrestricted opportunity to: (i) obtain information concerning the Offering, including the Notes, the Warrants, the Company and its proposed and existing business and assets; and (ii) ask questions of, and receive answers from the Company concerning the terms and conditions of the Offering and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in the this Agreement or otherwise provided.

(c) The Subscriber is an Accredited Investor, within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Company, and all information that the Subscriber has provided concerning the Subscriber, the Subscriber’s financial position and knowledge of financial and business matters is true, correct and complete. The Subscriber acknowledges and understands that the Company will rely on the information provided by the Subscriber in this Agreement and in the Subscriber Questionnaire annexed hereto as Exhibit A for purposes of complying with Federal and applicable state securities laws.

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(d) Except as otherwise disclosed in writing by the Subscriber to the Company, the Subscriber has not dealt with a broker in connection with the purchase of the Notes and agrees to indemnify and hold the Company and its officers and directors harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

(e) The Subscriber is not relying on the Company or any of its management, officers or employees with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of Notes or Warrants. The Subscriber has relied solely on the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of Notes and Warrants, the Subscriber’s own legal counsel, business and/or investment adviser, accountant and tax adviser.

(f) The Subscriber understands that the Notes and the Warrants, or the securities into which either of them may convert or be exercised for, cannot be sold, assigned, transferred, exchanged, hypothecated or pledged, or otherwise disposed of or encumbered except in accordance with the Securities Act or the 1934 Securities and Exchange Act, as amended (the “Exchange Act”), and that no market will exist for the resale of any such securities. In addition, the Subscriber understands that the Notes, Warrants or the securities into which they may convert, have not been registered under the Securities Act, or under any applicable state securities or blue sky laws or the laws of any other jurisdiction, and cannot be resold unless they are so registered or unless an exemption from registration is available. The Subscriber understands that there is no current plan to register the Notes, Warrants or the securities into which they may convert.

(g) The Subscriber is willing and able to bear the economic and other risks of an investment in the Company for an indefinite period of time. The Subscriber has read and understands the provisions of this Agreement.

(h) The Subscriber maintains the Subscriber’s domicile, and is not merely a transient or temporary resident, at the residence address shown on the signature page of this Agreement.

(i) The Subscriber understands that the Company has made available to the Subscriber and the Subscriber’s accountants, attorneys and other advisors full and complete information concerning the financial structure of the Company, and any and all data requested by the Subscriber as a basis for estimating the potential profits and losses of the Company and the Subscriber acknowledges that the Subscriber has either reviewed such information or has waived review of such information.

(j) The Subscriber is not participating in the Offering as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; or (iii) any registration statement the Company may have filed with the Securities and Exchange Commission.

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(k) If the Subscriber is an entity, the Subscriber is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. The Subscriber has all requisite power and authority to own its properties, to carry on its business as presently conducted, to enter into and perform the Subscription and the agreements, documents and instruments executed, delivered and/or contemplated hereby (collectively, the “Subscription Documents”) to which it is a party and to carry out the transactions contemplated hereby and thereby. The Subscription Documents are valid and binding obligations of the Subscriber, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally. If applicable, the execution, delivery and performance of the Subscription Documents to which it is a party have been duly authorized by all necessary action of the Subscriber. The execution, delivery and performance of the Subscription Documents and the performance of any transactions contemplated by the Subscription Documents will not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Subscriber is a party or by which it or its assets are bound, or any provision of its organizational documents (if an entity), or cause the creation of any lien or encumbrance upon any of the assets of the Subscriber; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Subscriber; (iii) require from the Subscriber any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Subscriber is a party or by which it is bound.

(l) The Subscriber acknowledges and agrees that the Company intends, in the future, to raise additional funds to expand its business which may include, without limitation, the need to: fund more rapid expansion; fund additional marketing expenditures; enhance its operating infrastructure; hire additional personnel; respond to competitive pressures; or acquire complementary businesses or necessary technologies.

(m) The Subscriber understands that the Company has engaged Paulson Investment Company, LLC (“Placement Agent”) as its exclusive placement agent for the Offering and will pay Paulson a cash fee equal to 10% of the gross proceeds received by the Company in the Offering. The Placement Agent will also receive warrants to purchase a number of shares of the Company’s Common Stock equal to 8% of the gross proceeds received by the Company in this Offering divided by the VWAP (as defined in the Note) for the five (5) Trading Days (as defined in the Note) preceding the final closing date of sales of the Notes. The Company will also pay to the Placement Agent a non-accountable expense fee equal to $25,000.

(n) The Subscriber is aware that the Placement Agent has acted as a placement agent, or in a similar capacity, for the Company in prior offerings of the Company’s debt and equity securities As of January 1, 2023, the Placement Agent and its principals owned shares of the Company’s Common Stock and Warrants to purchase shares of the Company’s Common Stock such that the Placement Agent and its principals have a significant incentive and conflict of interest in recommending Company’s securities. Additionally, many of the Placement Agent’s registered representatives own shares of the Company’s Common Stock and warrants to purchase the Company’s Common Stock. The Purchaser further acknowledges that the fees set forth in Section 2.04(l) above (a portion of which will be received by registered representative who recommends the Securities to the Purchaser) and the holdings described in this Section 2.04(l) create a conflict of interest and an incentive to sell the Securities to Subscriber.

(o) The Subscriber acknowledges and agrees that the Company will have broad discretion with respect to the use of the proceeds from this Offering, and investors will be relying on the judgment of management regarding the application of these proceeds.

(p) The Subscriber understands the various risks of an investment in the Company, and has carefully reviewed the various risk factors described in the Company’s various public filings, including but not limited to its 10-Qs and 10-Ks.

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Article III
MISCELLANEOUS

3.01 Indemnification.

(a) The Subscriber will, severally and not jointly with any other Subscribers indemnify and hold harmless the Company, the Placement Agent, and any of their officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Company Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Company Claims (or actions or proceedings, whether commenced or threatened, in respect thereof): (a) arise out of or are based upon any untrue statement or untrue statement of a material fact made by the Subscriber and contained in this Agreement or (b) arise out of or are based upon any breach by the Subscriber of any representation, warranty, or agreement made by the Subscriber contained herein. Provided, however, and notwithstanding anything to the contrary, in no event shall the liability of the Subscriber pursuant to this Section exceed the amount of the Note that the Subscriber purchases pursuant to this Agreement.

(b) The Company will indemnify and hold harmless each Subscriber and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Subscriber within the meaning of the Securities Act against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Subscriber Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Subscriber Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Notes (or securities issuable upon conversion of the Notes) under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (ii) any untrue statement or alleged untrue statement of a material fact made by the Company in this Agreement; (iii) arise out of or are based upon any breach by the Company of any representation, warranty, or agreement made by it contained herein or in the Note; or (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; and will reimburse such Subscriber, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Subscriber or any such controlling person to the Company.

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3.02 Addresses and Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, or (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 3.02, or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company to:	Biotricity Inc. 275 Shoreline Drive, Suite 150 Redwood City, California 94065 Attention: Waqaas Al-Siddiq Email: Walsiddiq@biotricity.com Facsimile: (408) 515-8472

With a copy (which shall not constitute notice) to:	Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Attention: David B. Manno, Esq. Facsimile: (212) 930-9725

If to the Subscriber, to the address set forth on the signature page annexed hereto.

Any such person may by notice given in accordance with this Section 3.02 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

3.03 Titles and Captions. All Article and Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and do not in any way define, limit, extend or describe the scope or intent of any provisions hereof.

3.04 Assignability. This Agreement is not transferable or assignable by the undersigned.

3.05 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

3.06 Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement. Each party shall bear its own expenses in connection therewith.

3.07 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without regard to its conflict of law rules.

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3.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, permitted transferees and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators and successors.

3.09 Integration. This Agreement, together with the remainder of the Subscription Documents of which this Agreement forms a part, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements and understandings, whether written or oral, pertaining thereto. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

3.10 Amendment. This Agreement may be modified or amended only with the written approval of all parties.

3.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by creditors of any party.

3.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

3.13 Rights and Remedies. The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Agreement shall not preclude the implementation of any other provision.

3.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of the Page Intentionally Blank]

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How to subscribe for Shares in the private offering of Biotricity, Inc.

The Subscriber must deliver to Escrow Agent immediately available funds:

(a)	by wire transfer to:

Wilmington Trust Company

ABA #: 031100092

A/C #: 161282-000

A/C Name: Biotricity, Inc. Escrow

Attn: Monika Rusin

or for international wires:

M&T

Buffalo, New York

ABA: 022000046

SWIFT: MANTUS33

Beneficiary Bank: Wilmington Trust Beneficiary

ABA: 031100092

A/C #: 161282-000

A/C Name: Biotricity, Inc.

Or certified or other bank checks hecks made payable to the order of “WILMINGTON TRUST, N.A. as Escrow Agent for Biotricity, Inc.”, should be delivered to:

Wilmington Trust, N.A.

1100 North Market Street, 5th Floor

Wilmington, DE 19890

Attn: Biotricity, Inc. Escrow

All such checks and wire transfers remitted to the Escrow Agent shall be accompanied by information identifying each Subscriber, subscription, the Subscriber’s social security or taxpayer identification number and address. In the event the Subscriber’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Subscriber, then Placement Agent and/or the Company agree to promptly upon request provide Escrow Agent with such information in writing.

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IN WITNESS WHEREOF, the undersigned hereby elects to purchase Notes and has executed this Agreement on this ___ day of _______, 2023.

Signature of Subscriber:

By:
Name:	Print Name of Subscriber
Title:

Social Security Number(s) or EIN

Mailing Address of Subscriber(s)	Residence of Subscriber(s)

Street	Street

City State Zip Code	City State Zip Code

If Joint Ownership, check one:

☐ Joint Tenants with Right of Survivorship
☐ Tenants-in-Common
☐ Tenants by the Entirety
☐ Community Property
☐ Other (specify): _______________________

$_____________________________________________
Aggregate Subscription Amount

Method of Payment: ☐ Wire Transfer ☐ Check

FOREGOING SUBSCRIPTION ACCEPTED:

BIOTRICITY INC.

By:
Name:	Waqaas Al-Siddiq
Title:	Chief Executive Officer

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Exhibit A

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Exhibit B

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Exhibit C

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Exhibit D

Insiders

[__________________]

[__________________]

[__________________]

[__________________]

[__________________]

[__________________]

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